Exhibit 10.9.7

Amendment # 6

First Community Bankshares, Inc. and Affiliates

Executive Retention Plan

This Amendment is to be effective January 1, 2022, and hereby amends the First Community Bankshares, Inc. and Affiliates Executive Retention Plan as amended and restated January 1, 2005. It is intended that this Amendment comply with Internal Revenue Code § 409A as it does not affect the timing or method of payment of any benefits under this Plan.

WITNESSETH

WHEREAS, the First Community Bankshares, Inc. (the “Employer”) previously adopted the Plan to provide nonqualified benefits to a select group of management and highly compensated employees; and

WHEREAS, the Employer desires to “freeze” the Plan so that, effective January 1, 2022, (1) no new Participants may be admitted; (2) future benefit accruals are ceased for current Participants; and (3) no further vesting shall occur under the Plan for current Participants.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.           Pursuant to the authority granted to the Committee in Section 15.4 of the Plan, the Plan is hereby amended to cease future Participant benefit accruals after December 31, 2021. All provisions of the Plan shall be interpreted consistent with this cessation of future benefit accruals and future additional vesting, whether or not specifically amended herein. This action is not intended to reduce any Participants Accrued Benefit or vested percentage therein as of December 31, 2021, or any optional form of payment on such Accrued Benefit.

2.           Section 1.1 is amended to add the following concluding provision:

Notwithstanding any other provisions of this Section 1.1 to the contrary, each Participant’s Accrued Benefit as of December 31, 2021, shall be their final Accrued Benefit.

3.           The final sentence of Section 1.12 is amended to read in full as follows:

For each subsequent Plan Year ending on or before December 31 2021, a Participant’s annual Base Compensation is assumed to increase three percent (3%) more than the preceding Plan Year; actual wage increases shall be disregarded and the three percent (3%) shall be used in lieu of any actual wage increase.

4.           Section 1.13 shall be amended in its entirety to read as follows:

1.13         Computation Periods:

(a)         Accrual of Benefit Computation Period - The 12 consecutive month period beginning with the first day of the Plan Year and ending with the last day of the Plan Year (provided that no calendar year beginning after December 31, 2021 shall be an Accrual of Benefit Computation Period) during which an Employee is credited with at least 750 or more Hours of Service. Thus, if an Employee is not credited with at least 750 Hours of Service during a Plan Year, or if such Plan Year begins after December 31, 2021, he is not given credit for a year of benefit accrual for that Plan Year.

(b)         Vesting Computation Period - Means each calendar year, or Plan Year during which a Participant is expected to complete at least 750 Hours of Service, all provided that no calendar year or Plan Year beginning after December 31, 2021 shall be a Vesting Computation Period.

5.           Section 1.17 shall be amended in its entirety to read in full as follows:

1.17         Early Retirement Date means the first day of the month coinciding with or next following the Participant’s 60th birthday provided that the Participant has completed at least 20 Years of Service and has incurred a Separation of Service from the Employer. In accordance with Section 8.2(vii), a Participant reaching his Early Retirement Date after December 31, 2021 shall be vested in his Early Retirement Benefit at the vested percentage based on his Years of Service prior to January 1, 2022. (A Participant who reached his Early Retirement Date prior to December 31, 2021 shall be 100% vested in his Accrued Benefit.)

6.           Sections 1.19 and 1.29 are amended to add the following concluding provisions:

Provided, however, that no Employees of the Employer shall be considered Eligible Employees or become Participants after December 31, 2021.

7.           The first sentence of Section 3.1 shall be amended in its entirety to read as follows:

3.1         Early Retirement Benefit - A Participant who has reached Early Retirement Age will be entitled to an Early Retirement Benefit provided he has completed at least 20 Years of Service prior to January 1, 2022 and has incurred a Separation from Service from the Employer.

8.           Section 3.2 shall be amended in its entirety to read as follows:

3.2          Amount And Form of Early Retirement Benefit –

(a)         If the payment of benefits commences on or after a Participant’s Early Retirement Date, but prior to his Normal Retirement Date, the amount of the benefit shall be the Participant’s Accrued Benefit as of December 31, 2021 (or, if earlier his Early Retirement Date is earlier than December 31, 2021, then the Participant’s Accrued Benefit as of his Early Retirement Date), reduced by one-one hundred eightieth (1/180) for each of the months by which the starting date of the benefit precedes the Participant’s Normal Retirement Date. (The Actuarial Equivalent of the Participant’s Accrued Benefit shall be paid in the (Normal Annuity Form) form of a 10 Year Certain & Life Annuity with 120 guaranteed monthly payments, unless the Participant elects another Form of Payment (i) on his Initial Payment Election Form or (ii) by making a Subsequent Payment Election in accordance with Section 9.3.

(b)         If the payment of benefits is deferred until his Normal Retirement Date or later date, the amount of the benefit payable as of his Normal Retirement Date or later date shall be the Participant’s Accrued Benefit as of December 31, 2021 (or, if his Early Retirement Date is earlier than December 31, 2021, then the Participant’s Accrued Benefit as of his Early Retirement Date). The Actuarial Equivalent of the Participant’s Accrued Benefit shall be paid in the (Normal Annuity Form) form of a 10 Year Certain and Life Annuity with 120 guaranteed monthly payments, unless the Participant elects another Form of Payment (i) on his Initial Payment Election Form or (ii) by making a Subsequent Payment Election in accordance with Section 9.3.

9.           Section 4.1 shall be amended in its entirety to read as follows:

At Normal Retirement Age each Participant who was 100% vested on or before December 31, 2021 shall have a 100% vested right to his Normal Retirement Benefit; provided, however, that if a Participant shall reach Normal Retirement Age after December 31, 2021, then in accordance with Section 8.2(vii), he shall only be entitled to that portion of his Normal Retirement Benefit that was accrued and vested as of December 31, 2021.

10.          Section 4.2(b) shall be amended in its entirety to read as follows:

(b)         Final Average Compensation - A Participant’s “Final Average Compensation” shall not be based on a Participant’s actual compensation but shall be based on a calculation which is determined by an average of the last three (3) full calendar years of his Compensation while employed by the Employer, including any service with any employer acquired by the Employer. In computing the average Compensation, a Participant’s Initial Base Compensation (see Section 1.12) is assumed to increase at a compounded annual rate of three percent (3%) per calendar year provided, however, that no calendar year beginning after December 31, 2021 shall be used in determining Final Average Compensation. Accordingly, for all Participants, “Final Average Compensation” shall be defined as an average of the last three (3) full calendar years of his Compensation while employed by the Employer prior to January 1, 2022, including any service prior to January 1, 2022 with any employer acquired by the Employer.

11.         Section 5.2 shall be amended in its entirety to read as follows:

5.2         Amount of Deferred Retirement Benefit. A Participant who continues in the employ of the Employer beyond his Normal Retirement Date shall receive their Accrued Benefit based on his Final Average Compensation as of the earlier of December 31, 2021 and his Deferred Retirement Date.

12.         Section 6.1 shall be amended in its entirety to read in full as follows:

6.1         Eligibility for Disability Retirement Benefits. A Participant who becomes Disabled (as defined in Section 1.15 herein) on or after December 31, 2021 but prior to his actual Early or Normal Retirement Date shall, in accordance with Section 8.2(vii), be vested in his Accrued Benefit as of December 31, 2021, with the vesting percentage therein at the vested percentage based on his Years of Service prior to January 1, 2022. [A Participant who became Disabled (as defined in Section 1.15 herein) prior to December 31, 2021 and prior to his actual Early or Normal Retirement Date shall be 100% vested in his Accrued Benefit as of the date that he is determined to be Disabled.]

13.         Section 6.3(b) shall be amended in its entirety to read as follows:

(b)         The amount of such Disability benefit shall be determined as follows:

(1)         Once a Participant who becomes Disabled (as defined in Section 1.15 herein) on or after December 31, 2021 but prior to his actual Early or Normal Retirement Date, is determined to be Disabled, his Accrued Benefit as of December 31, 2021 shall be at the vested percentage based on his Years of Service prior to January 1, 2022. [For a Participant who became Disabled (as defined in Section 1.15 herein) prior to December 31, 2021, his Accrued Benefit shall be vested 100% as of the date he is determined to be Disabled.]

(2)         For purposes of benefit accrual, a Participant shall continue to receive credit for Hours of Service during the six (6) month waiting period in Section 6.3(a), but not beyond the 6 month waiting period, equal to the Hours of Service he would have normally received credit for if the Participant would have been employed during this six (6) month waiting period, all provided that notwithstanding any of the foregoing, no credit shall be given for any Hour of Service for any period after December 31, 2021.

(3)         If the payment of benefits commences at Normal Retirement Date, the amount of the benefit shall be the Participant’s Accrued Benefit as of the earlier of December 31, 2021 and his Disability Retirement Date.

(4)         If the payment of benefits commences prior to a Participant’s Normal Retirement Date, the amount of the benefit shall be the Participant’s Accrued Benefit as of the earlier of December 31, 2021 and his Disability Retirement Date, [and reduced three percent (3%) for each year that his benefit commences prior to his Normal Retirement Date only if his Disability Retirement Date is on or before December 31, 2021.]

14.         Section 7.1(a) shall be amended in its entirety to read as follows:

(a)         Death before Early Retirement or Normal Retirement Benefit have commenced. In the event of death of a Participant before his Early Retirement or Normal Retirement Benefit has commenced he shall be vested in his Accrued Benefit at the vested percentage based on his Years of Service prior to January 1, 2022 [or vested at 100% in the event such death of a Participant occurs on or before December 31, 2021 and before his Early Retirement or Normal Retirement Benefit has commenced] and his Beneficiary shall receive the Actuarial Equivalent of his Accrued Benefit, determined at the earlier of December 31, 2021 or the Participant’s date of death, payable in 120 continuous monthly payments, with the first payment commencing as of the first day of the month next following 90 days after the Participant’s death.

15.         Section 8.1 shall be amended in its entirety to read as follows:

8.1         Non-forfeitable Rights - Notwithstanding any other provisions of this Article, a Participant’s Accrued Benefit shall be vested, at the vested percentage based on his Years of Service prior to January 1, 2022, upon the events listed in Section 8.2, [all provided that for a Participant who became 100% vested in his Accrued Benefit as of a date prior to December 31, 2021, because an event listed in Section 8.2 occurred before December 31, 2021, while such Participant was employed by the Employer and a Participant prior to December 31, 2021, said Participant shall remain 100% vested.]

16.         Section 8.2 shall be amended in its entirety to read as follows:

8.2         Vesting of Benefits – The following shall apply in determining the percentage of vesting of a Participant in his Accrued Benefit:

(i)         In the event, on or after December 31, 2021, the Participant either dies (Section 7.1) or becomes Disabled as provided in Article 6, then upon the date of death or the date on which the Participant becomes Disabled, as the case may be, the Participant shall be vested at the vested percentage based on his Years of Service prior to January 1, 2022, [provided that if the Participant either died (Section 7.1) prior to December 31, 2021 or became Disabled as provided in Article 6 prior to December 31, 2021, then upon the date (prior to December 31, 2021) on which the Participant died or became Disabled, as the case may be, the Participant shall be 100% vested];

(ii)         In the event the Participant first qualifies for Early Retirement (Section 3.1) on a date on or after December 31, 2021, the Participant shall be vested at the vested percentage based on his Years of Service prior to January 1, 2022 [ provided that in the event the Participant first qualified for Early Retirement (Section 3.1) on a date prior to December 31, 2021, the Participant shall be 100% vested];

(iii)         In the event the Participant attains his Normal Retirement Age (Section 1.27) on or after December 31, 2021, the Participant shall be vested at the vested percentage based on his Years of Service prior to January 1, 2022, [provided that in the event the Participant attained his Normal Retirement Age prior to December 31, 2021, the Participant shall be 100% vested];

(iv)         In the event of a “Change in Control” as defined in Section 1.9, occurs on or after December 31, 2021, a Participant shall be vested at the vested percentage based on his Years of Service prior to January 1, 2022, [provided that if a “Change in Control” as defined in Section 1.9 occurred before December 31, 2021, any Participant who was then employed and a Participant herein, and who thereby became 100% vested, shall continue to be 100% vested];

(v)         In the event of an Involuntary Termination of employment, on or after December 31, 2021, of the Participant by the Employer “not for cause,” [and “Not for cause” shall mean any termination of the employment of the Employee by the Employer that does not fall within the meaning of termination “for cause” as defined in Section 8.3(b) below,] the Participant shall be vested at the vested percentage based on his Years of Service prior to January 1, 2022 (provided that if a Participant had an Involuntary Termination of employment, as defined above, prior to December 31, 2021, and thereby became 100% vested, said Participant shall continue to be 100% vested);

(vi)         Vesting based on Years of Service. A Participant shall become Vested in his Accrued Benefit based on his number of Years of Service prior to January 1, 2022 as follows:

Years of Service prior to January 1, 2022	Vested %
Less than 5 5-9 10-14 15 16 17 18 19 20 or more	0% 25% 50% 75% 80% 85% 90% 95% 100%

Notwithstanding any of the above, or any other provision of this Plan, no Years of Service subsequent to December 31, 2021 shall be counted for purposes of determining a Participant’s vesting.

(vii)      Notwithstanding any other provision of this Section 8.2 or this Plan to the contrary, no Participant shall vest beyond the vested percentage based on their Years of Service prior to January 1, 2022.

17.         Section 15.3 is amended in its entirety to read as follows:

15.3         Vesting Upon Complete Termination - Upon complete termination of this Plan on or after December 31, 2021, the Accrued Benefit of each affected Participant as of the date of termination shall be vested at the vested percentage based on the Participant’s Years of Service prior to January 1, 2022.

18.         Except as indicated herein, all other terms of the Plan remain intact.

19.         The Employer reserves the right to further amend the Plan.

IN WITNESS WHEREOF, this Amendment is adopted on this the 14th day of December, 2021.

First Community Bankshares, Inc.

By:   /s/ William P. Stafford, II

                                                                                            ____________________________

William P. Stafford, II

Its: Chairman and Chief Executive Officer